Exhibit 99.2

Adicet Appoints Don Healey, Ph.D., as Chief Technology Officer

Menlo Park, CA and Boston, MA – October 26, 2020 – Adicet Bio, Inc. (Nasdaq: ACET), a biotechnology company discovering and developing first-in-class allogeneic gamma delta T cell therapies for cancer and other diseases, today announced the appointment of Don Healey, Ph.D., as Chief Technology Officer. Dr. Healey will lead the development of Adicet’s genetically-modified T cell therapies for clinical development and commercialization, including manufacturing, viral vector operations and analytics.

“We are excited to welcome Don as a new member of Adicet’s Executive Leadership Team,” said Chen Schor, President and Chief Executive Officer of Adicet. “Don’s expertise in guiding the production and release of cell therapy products, as well as his deep knowledge of the scientific, technical, and strategic approaches to genetically modifying, characterizing and scaling the production of such cell products is a valuable addition to the growth of Adicet as we continue to advance our pipeline of “off-the-shelf” gamma delta T cell product candidates.”

“I am honored to join the Adicet team, and look forward to helping guide the development of ADI-001 through the next stages of development and registration,” said Dr. Healey. “I am very excited by the potential of Adicet’s gamma delta T cell platform and its novel targeting approaches. Adicet’s platforms and product candidates are highly differentiated and may provide oncology patients with selective tumor targeting, innate and adaptive anti-tumor immune response, and improved persistence for durable activity.”

Dr. Healey has nearly two decades of experience in cell therapy development and manufacturing. Dr. Healey joins Adicet most recently from KBI Biopharma Inc., a biopharmaceutical contract services organization, where he was responsible for establishing process development, manufacturing, quality control and facilities management for biopharmaceutical clients developing cellular therapies. Previously, he served as Chief Scientific Officer at Opexa Therapeutics, Inc., where he was responsible for all pre-clinical scientific development, closed-system process design and the scaling of Opexa’s autologous T-cell immunotherapy. Dr. Healey has also served as Director of Immunology at Argos Therapeutics Inc. and Group leader for Immunology at ML Laboratories, UK, (formerly Cobra Biotherapeutics). Dr. Healey received his Ph.D. from University of London, and holds a B.Sc. in Cellular Pathology from Bristol University.

About Adicet

Adicet is a biotechnology company discovering and developing allogeneic gamma delta T cell therapies for cancer and other diseases. Adicet is advancing a pipeline of “off-the-shelf” gamma delta T cells, engineered with chimeric antigen receptors and T cell receptor-like antibodies to enhance selective tumor targeting, facilitate innate and adaptive anti-tumor immune response, and improve persistence for durable activity in patients. For more information, please visit our website at http://www.adicetbio.com.

Forward-Looking Statements

This press release contains “forward-looking statements” of Adicet within the meaning of the Private Securities Litigation Reform Act of 1995 relating to business and operations of Adicet including, but not limited to, preclinical and clinical development of Adicet’s product candidates, including future plans or expectations for ADI-001 and potential therapeutic effects of ADI-001. Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including without limitation, the effect of COVID-19 on Adicet’s business and financial results, including with respect to disruptions to our clinical trials, business operations, employee hiring and retention, and ability to raise additional capital; Adicet’s ability to execute on its strategy; Adicet’s ability to meet production and product release expectations; as well as those risks and uncertainties set forth in the company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Adicet’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Adicet’s most recent annual report on Form 10-K and our periodic reports on Form 10-Q and Form 8-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Adicet’s other filings with the SEC. All information in this press release is as of the date of the release, and Adicet undertakes no duty to update this information unless required by law.

Investor and Media Contacts

Anne Bowdidge

abowdidge@adicetbio.com

Janhavi Mohite

Stern Investor Relations, Inc.

212-362-1200

janhavi.mohite@sternir.com